UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 25, 2011

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

99 Wenchang Road, Chenming Industrial Park, Shouguang City, Shandong, China 262714

 (Address of principal executive offices and zip code)

+86 (536) 567 0008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 25, 2011, the Company issued a press release containing information about clarification to the press release issued on March 17, 2011.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

On March 28, 2011, the Company issued a press release containing financial guidance for the 2011 fiscal year, which is incorporated into this report as Exhibit 99.2. The guidance contained in the attached exhibits consists of either a projected range or management’s estimate of most likely results.  These projections involve risk and uncertainties, the outcome of which cannot be foreseen at this time and, therefore, actual results will vary from these forecasts.

Item 9.01  Financial Statements and Exhibits.

Exhibits

99.1           Press Release of Gulf Resources, Inc. dated March 25, 2011.
99.2           Press Release of 2011 Fiscal Year Financial Guidance dated March 28, 2011

FORWARD LOOKING STATEMENTS

Except for the statements of historical fact, this report may contain forward-looking statements that involve risks and uncertainties some of which are detailed from time to time in documents filed by the company with the SEC. Forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on the Company’s current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements. The Company can give no assurance that such forward-looking statements will prove to be correct.  The Company undertakes no obligation to affirm, publicly update or revise any forward-looking statements, whether as a result of information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: March 29, 2011